Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
SCHNEIDER NATIONAL, INC.
(as of ~~March 17, 2017~~January 29, 2018)

2

AMENDED AND RESTATED BYLAWS
OF
SCHNEIDER NATIONAL, INC.
ARTICLE I. OFFICES
SECTION 1.01. Principal and Other Offices. The principal office of the Corporation in the state of Wisconsin shall be located in the City of Green Bay, Brown County, or at such other place within or outside the State of Wisconsin as may be designated in the Corporation’s most current Annual Report filed with the Wisconsin Department of Financial Institutions. The Corporation may have such other offices, either within or outside the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
SECTION 1.02. Registered Office. The registered office of the Corporation, as required by the Wisconsin Business Corporation Law (the “WBCL”), shall be located within Wisconsin and may, but need not, be identical with its principal office in the State of Wisconsin. The address of the registered office may be changed from time to time in any manner authorized by the WBCL.
SECTION 1.03. Registered Agent. The registered agent of the Corporation required by the WBCL to maintain a business office in the State of Wisconsin may, but need not, be an officer or employee of the Corporation as long as such agent’s business office is identical with the registered office. The registered agent may be changed from time to time.
ARTICLE II. SHAREHOLDERS
SECTION 2.01. Annual Meeting. The annual meeting of the shareholders entitled to vote in the election of directors shall be held at 10:00 a.m. on the first Tuesday of May of each year or, if such day shall be a ~~Saturday, or Sunday or a~~ legal holiday, the first regular business day immediately following such date, for the purpose of electing directors whose term expires in such year and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.04.2 unless the Board of Directors shall designate another date and time for any such meeting, in which event such meeting shall be held at such other time and on such other date so designated by the Board of Directors.
SECTION 2.02. Special Meetings. Except as otherwise required by applicable law, special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may only be called by the Chief Executive Officer, or by the Board; provided, however, that the Corporation shall hold a special meeting of shareholders if one or more signed and dated written demand or demands by holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered are delivered to the Corporation as required under the WBCL, which demand or demands must describe one or more identical purposes for which the shareholders demand that a special meeting be held ~~at the special meeting~~.
SECTION 2.03. Place of Meeting. All annual and special meetings shall be held at the principal office of the Corporation in the State of Wisconsin unless the Board of Directors shall (a) designate another place, either within or without the State of Wisconsin, for any such meeting, in which event such meeting shall be at such other place so designated by the Board of Directors or (b) determine, in its sole discretion, that such meeting shall not be held at any place, but shall be held solely by means of remote communication. Any meeting may be adjourned to reconvene at any place, or by means of remote communication, in either case as designated by the affirmative vote of the holders of a majority of the shares represented at the meeting.
SECTION 2.04. Notice of Meetings.
2.04.1. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place, if any, of each annual and special meeting of shareholders. If the Board of Directors has authorized participation by means of remote communication, the notice of the meeting also shall describe the means of remote communication to be used. Notice of all meetings need be given only to shareholders entitled to vote, unless otherwise required by the WBCL, and shall be given not less than ten (10) nor more than sixty (60) days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be effective when mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, or when electronically transmitted to the shareholder in a manner authorized by the shareholder. Oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective the date of publication or broadcast.
2.04.2. Advance Notice of Shareholder Nominations and Proposals. At an annual meeting of shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including but not limited to director nominations) must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.04.1, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of such meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.04.2. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to

Rule 14a-8 under the Exchange Act, as defined below) at an annual meeting of shareholders.
In addition to any other requirements under applicable law, the Articles of Incorporation or the Bylaws, for business (including but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof in proper form to the Secretary in accordance with this Section 2.04.2 (even if such issue or matter is already the subject of any notice (including by Public Announcement, as defined below)) to the shareholders.
For all business other than director nominations (to which the procedures in Section 2.12 shall apply) to be timely, a shareholder’s notice of such business must be delivered to or mailed and received by the Secretary at the principal office of the Corporation not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of the anniversary of the annual meeting of shareholders held in the prior year; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a shareholder’s notice.
For all business other than director nominations (to which the procedures in Section 2.12 shall apply) to be in proper written form, a shareholder’s notice to the Secretary shall set forth as to each matter that the shareholder proposes to bring before an annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) with respect to the shareholder proposing such business, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii)(A) the class and number of shares of the Corporation which are owned of record and shares of the Corporation which are owned beneficially but not of record by such shareholder as well as by any Associated Person (as defined below), (B) any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such shareholder as well as by any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder as well as any Associated Person has a right to vote any shares of any security of the Corporation, (D) the extent to which such shareholder, or any Associated Person, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Person with respect to any shares of capital stock of the Corporation,

(E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (ii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposed business specified in the notice; and (iv) any interest of the shareholder in such business. In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation.
Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted and no director nominations shall be made at the annual meeting except in accordance with the procedures set forth in this Section 2.04.2 and Section 2.12 and failure to comply with such procedures shall include without limitation any failure by a shareholder intending to propose any business or make a director nomination to comply with such procedures (including without limitation a failure by any such shareholder to timely provide information as required in this Section 2.04.2 or Section 2.12 with respect to such business or such director nomination, as the case may be), or the failure by any such shareholder to appear at the meeting to present any such proposed business or director nomination, as the case may be; provided, however, that nothing in this Section 2.04.2 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with such procedures.
The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.04.2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
For purposes of this Section 2.04.2 and Section 2.12, the following terms shall have the following meanings: (a) “Associated Person” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder; (b) “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise; (c) the “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (d) “Public Announcement” means disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a press release reported by the Dow Jones News Service, Reuters Economic Services, Associated Press or comparable national news service, and notice given by Public Announcement shall be deemed given when such disclosure is first made.
Notwithstanding anything contained in this Section 2.04.2 or Section 2.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.04.2 and in Section 2.12. Nothing in this Section 2.04.2 or Section 2.12 shall be deemed to affect the Corporation’s obligations, or any shareholder’s rights to request inclusion of proposals in the Corporation’s proxy statement, under Rule 14a-8 under the Exchange Act.
2.04.3. Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, or will be held by a new means of remote communication, notice need not be given of the new date, time, ~~and~~ place, or means of remote communication if the new date, time, ~~and~~ place, or means of remote communication are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed (see Section 2.05 of this Article II), then notice must be given pursuant to the requirements of Section 2.04.1 to those persons who are shareholders as of the new record date.
2.04.4. Waiver of Notice. Any shareholder may waive notice of the meeting (or any notice required by the WBCL, the Corporation’s Articles of Incorporation or these Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the corporate records. A shareholder’s attendance at a meeting, whether physical or remote, in person or by proxy:
(a)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and
(b)     waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.04.5. Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called and such other information as may be required by the WBCL. Except as provided in this Section 2.04.5, or as otherwise required by the WBCL or the Corporation’s Articles of Incorporation, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.
SECTION 2.05. Fixing of Record Date.
2.05.1. Meetings, Distributions, Etc. For the purpose of determining shareholders of any voting group entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or take any other action, or shareholders entitled to receive payment of any distribution or share dividend, the Board of Directors may fix in advance a date as the record date for any such determination. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to demand or vote at, a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:
(a)    with respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders;
(b)    with respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;
(c)    with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;
(d)     with respect to actions taken in writing without a meeting (pursuant to Section 2.11 of this Article II), the date the first shareholder signs a consent; and
(e)     with respect to a distribution to shareholders (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the date the Board of Directors authorizes the distribution.
2.05.2. Adjournment. When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this Section 2.05, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 2.06. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation’s principal office, ~~or~~ at a place identified in the meeting notice in the city where the meeting is to be held or on a reasonably accessible electronic network if the information required to gain access to the list is provided with the notice of the meeting. Subject to the provisions of the WBCL, a shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and, provided~~,~~ that the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation that he or she satisfies the applicable requirements of the WBCL, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. Notwithstanding anything to the contrary in the preceding sentence, if the Corporation determines that the list will be made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders. The Corporation shall make the shareholders’ list available at the meeting and any shareholder, or his or her agent or attorney, may inspect the list at any time during the meeting or any adjournment thereof. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a~~such~~ meeting.
SECTION 2.07. Quorum, Voting Requirements,~~and~~ Voting Groups and Remote Participation.
2.07.1. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Corporation’s Articles of Incorporation, a Bylaw adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
2.07.2. Voting Requirements. Once a share is represented for any purpose at a meeting, other than for the sole purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, Bylaws or the WBCL requires a greater number of affirmative votes; provided, however, the voting requirements for the election of directors shall be governed by Section 2.13.

2.07.3. Voting Groups. If the Corporation’s Articles of Incorporation, Bylaws or the WBCL provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the WBCL provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
2.07.4 Remote Participation. If authorized by the Board of Directors in its sole discretion, and subject to the rest of this Section 2.07.4 and to any guidelines and procedures adopted by the Board of Directors, shareholders and proxies of shareholders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication. If shareholders or proxies of shareholders participate in a meeting by means of remote communication, the participating shareholders or proxies of shareholders are deemed to be present in person and to vote at the meeting, whether the meeting is held at a designated place or solely by means of remote communication, if the Corporation:
(a) has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder;
(b) has implemented reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with the proceedings; and
(c) maintains a record of voting or action by any shareholder or proxy of a shareholder that votes or takes other action at the meeting by means of a remote communication.
SECTION 2.08. Proxies. For all meetings of shareholders, a shareholder may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy: (i) in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature; (ii) by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or (iii) by any other means permitted by the WBCL. An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes. No appointment shall be valid after eleven (11) months unless otherwise provided in the appointment.
SECTION 2.09. Voting of Shares.

2.09.1. Generally. Except as otherwise provided in the WBCL or in the Corporation’s Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter voted on at a shareholders’ meeting.
2.09.2. Shares Held by a Controlled Corporation. No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided, however, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.
2.09.3. Redeemable Shares. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
2.09.4. No Nominee Procedures. The Corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the Corporation’s shares that are registered in the name of a nominee is recognized by the Corporation as a shareholder under Section 180.0723 of the WBCL.
SECTION 2.10. Corporation’s Acceptance of Votes.
2.10.1. Shareholder Name. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.
2.10.2. Other Name. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:
(a)    the shareholder is an entity as defined in the WBCL and the name signed purports to be that of an officer or agent of the entity;
(b)    the name signed purports to be that of a personal representative, administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
(c)    the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(d)    the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
(e)    two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
2.10.3. Invalid Signature. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the shareholder.
2.10.4. No Liability. The Corporation and its officers or agents who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.10 are not liable in damages to the shareholder or any other person for the consequences of the acceptance or rejection.
2.10.5. Presumption of Validity. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.
SECTION 2.11. Informal Action by Shareholders. Any action required or permitted by the WBCL to be taken at a shareholders’ meeting may be taken without a meeting if a written consent setting forth the action so taken shall be signed by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted and delivered to the Corporation for inclusion in the minute book. If the action to be taken requires that notice be given to non-voting shareholders, except as is otherwise required by the Corporation’s Articles of Incorporation, the Corporation shall give the non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Action taken by written consents is effective when the last such written consent is delivered to the Corporation, unless the consent specifies a different effective date. A written consent signed by all shareholders required to sign such consent in order to take such action in accordance with this Section 2.11 has the effect of a vote approving such action by such shareholders at a meeting at which all such shareholders were present and may be described as such in any document.
SECTION 2.12. Procedures for Director Nominations. Only persons nominated in accordance with all of the procedures set forth in the Corporation’s Articles of Incorporation and Bylaws or the Schneider Family Board Nomination Process Agreement, as it may be amended from time to time (the “Schneider Family Nomination Agreement”) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, upon the recommendation of the Corporate Governance Committee, by any shareholder of the Corporation who is a shareholder of record of the Corporation at the time notice of the meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12, or pursuant to the Schneider Family Nomination Agreement.
For director nominations to be made by a shareholder to be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal office of the Corporation: (a) with respect to director nominations to be made at an annual meeting, not later than at the close of business on the ninetieth (90th) day prior to, and not earlier than the close of business on the one hundred twentieth (120th) day in advance of, the anniversary of the annual meeting of shareholders held in the prior year; and (b) with respect to director nominations to be made at a special meeting of shareholders for the election of directors, not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation of such special meeting of shareholders; provided, however, that, with respect to the foregoing clause (a) and subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the prior year’s annual meeting, or if no annual meeting was held in the prior year, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation of such annual meeting of shareholders. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been notice naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation given to the shareholders at least ten (10) days before the last day a shareholder may deliver a notice of nomination in accordance with the preceding sentence, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal office of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice, which includes a Public Announcement, is first given to shareholders by the Corporation. In no event shall an adjournment, or postponement of an annual or a special meeting for which notice has been given, commence a new time period for the giving of a shareholder’s notice.
For director nominations to be made by a shareholder to be in proper written form, a shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to such shareholder, (i) the information required by clauses (b)(i) and (ii) of the fourth paragraph of Section 2.04.2, (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (iii) any interest of the shareholder in such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of (x) such proposed nominee to serve as a director of the Corporation, including without limitation information to determine the independence of such nominee (or lack thereof) and/or information that could be material to a shareholder’s understanding of the nominee’s independence, or (y) the shareholder to nominate the proposed nominee.
The presiding officer at an annual meeting or a special meeting of shareholders for the election of directors shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation’s Articles of Incorporation and Bylaws; and if he or she should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.
SECTION 2.13. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In this Section 2.13, “plurality” shall mean that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Votes cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.
SECTION 2.14. Conduct of Meetings. The Chairman of the Board, and in his or her absence, inability or refusal to act, the Chief Executive Officer, and in the absence, inability or refusal to act of both the Chairman of the Board and the Chief Executive Officer, any person chosen by the affirmative vote of the holders of a majority of the shares represented at the meeting, provided that a quorum is present, shall call the meeting to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence, inability or refusal to act of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting. An annual or special meeting may also be adjourned at any time, including after action on one or more matters, by the Chairman of the Board, by the presiding officer of such meeting or by any duly authorized officer of the Corporation. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the original meeting.
SECTION 2.15. Polling. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. After the polls close, no ballots, proxies or revocations or changes to ballots, proxies or votes shall be accepted.

ARTICLE III. BOARD OF DIRECTORS
SECTION 3.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors subject to any limitation set forth in the Corporation’s Articles of Incorporation.
SECTION 3.02. Number, Qualifications and Waiver of Qualifications, and Tenure of Directors.
3.02.1. Number. Except as otherwise provided in the Articles of Incorporation, the authorized number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall not be less than one nor more than fifteen and shall be fixed from time to time by resolution adopted by affirmative vote of a majority of all of the directors then in office.
3.02.2. Qualifications and Waiver of Qualifications.
(a)    No individual (including an individual to be elected to fill a vacancy) shall qualify for nomination, election (including re-election) or service as a director unless such individual has been nominated in accordance with Section 2.12 of these Bylaws and such individual satisfies each of the qualifications set forth in subparagraphs (i), (ii), (iii), (iv), (v) and (vi), below, of this paragraph (a) of this Section 3.02.2.
(i)    Such individual cannot be seventy-four (74) years or older at any time during the term of office for which such individual would be elected as a director; provided, however, that an individual shall not be disqualified by reason of this qualification, from continuing to serve as a director until the next annual meeting of shareholders following his or her attainment of age 74.
(ii)    Such individual cannot be a Material Customer or a Material Supplier, a director or an employee of a Material Customer or Material Supplier, or the owner, directly or indirectly, of more than five per cent (5%) of the outstanding stock or other equity interests, as the case may be, of any entity which is a Material Customer or Material Supplier. For purposes of the foregoing provision, “Material Customer” and “Material Supplier” shall mean, respectively, an entity which, together with its affiliates, represents more than five percent (5%) of the consolidated revenue of the Corporation and its affiliates or which, together with its affiliates, derives more than five percent (5%) of its consolidated revenue from the Corporation and its affiliates.
(iii)    Such individual cannot have a Material Disability. For purposes of the foregoing provision, “Material Disability” shall have such meaning as is provided in the policies of the Board of Directors from time to time in effect or, if such policies do not provide for any such definition, “Material Disability” shall mean the permanent or temporary disability of an individual such that the individual is unable, or it is apparent to a reasonable degree of medical certainty that the individual will be unable, by reason of illness or incapacity, to perform the duties of the office of director to which it is proposed the individual be nominated or in which the individual is then serving for a period of nine (9) consecutive months or an aggregate of twelve (12) months within any 18-month period. A determination as to whether an individual suffers such permanent or temporary disability shall be made, upon the affirmative vote of a majority of the directors constituting the full Board of Directors (exclusive of the individual with respect to which such determination is to be made if such individual then is a director) to seek such determination, by a physician agreed upon by such individual and the Board of Directors (exclusive of such individual if such individual then is a director) or, if they cannot so agree, by a physician designated by the President of the Brown County, Wisconsin Medical Society and the determination of such physician shall be conclusive. Such individual shall be conclusively presumed to have a Material Disability unless such individual submits to such examinations and provides such information as any such physician may request.
(iv) Such individual cannot be an officer of any entity of which any other director is a director. Such individual cannot be a director of any entity of which any other director is an officer.
(v) Such individual’s nomination for election as director has been so approved by the affirmative unanimous vote of the directors constituting the full Board of Directors, after taking into consideration the desire to avoid the concentration of retirements of directors who serve as members of the Corporate Governance Committee, if such individual has served as a director for more than fourteen (14) full consecutive fiscal years of the Corporation.
(vi) Such individual fits within the limitations on voting for directors imposed upon the trustees of the 1995 Voting Trust (as defined in Section 7.02.2) set forth in Section 4.3 thereof.
(b)    A director need not be a resident of the state of Wisconsin or a shareholder of the Corporation except if required by the Articles of Incorporation.
3.02.3. Tenure. A director shall hold office until the next annual meeting of shareholders, subject, however, to such director’s earlier death, resignation, disqualification or removal from office. Despite the expiration of a director’s term, the director shall continue to serve following such expiration until his or her successor shall be duly elected and shall qualify, until he or she resigns or until there is a decrease in the number of directors.
3.02.4. Election. Notwithstanding Section 2.13, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.02.1.
SECTION 3.03. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after~~, and at the same place as,~~ the annual meeting of shareholders. If the annual meeting of shareholders was held at a place, such meeting of the Board of Directors shall be held at the same place. The Chairman of the Board, by written notice, or in his or her absence, the Chief Executive Officer, by written notice, or in the absence of both the Chairman of the Board and the Chief Executive Officer, the Board of Directors, by resolution, may fix the time and place for the holding of additional regular meetings without other notice than such written notice or resolution. Any such regular meeting may be held in accordance with Section 3.07.
SECTION 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the Chief Executive Officer. The person or persons calling special meetings of the Board of Directors in accordance with the foregoing provision may fix any place for holding any special meeting of the Board of Directors called by such person or persons. Any such special meeting may be held in accordance with Section 3.07.
SECTION 3.05. Notice of, and Waiver of Notice for, Special Meetings. Notice of meetings, except for regular meetings, shall be given at least two (2) days prior to the meeting of the Board of Directors or committee and shall state the date, time and place of such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two (2) days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent. A director may waive any notice required by the WBCL, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
SECTION 3.06. Quorum and Votes.
3.06.1. Quorum. Unless otherwise provided in the Articles of Incorporation or the WBCL, a majority of the number of directors fixed in accordance with Section 3.02, or appointed by the Board of Directors to a committee, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
3.06.2. Votes. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors or committee unless the WBCL, the Corporation’s Articles of Incorporation or these Bylaws require the vote of a greater number of directors.
SECTION 3.07. Meetings; Assent.
3.07.1. Meetings by Telephone or Otherwise. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting and all communication during the meeting is immediately transmitted to each participating director and each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors must be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.
3.07.2. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; or (b) he or she dissents or abstains from the action taken and minutes of the meeting are prepared that show his or her dissent or abstention from the action taken; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he or she dissents or abstains from the action taken and minutes of the meeting are prepared that fail to show his or her dissent or abstention and he or she delivers written notice of that failure to the Corporation promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
SECTION 3.08. Director Action Without a Meeting. Any action required or permitted by the Articles of Incorporation, the Bylaws or any provision of law to be taken by the Board of

Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date. One or more of such written consents signed by all of the directors in accordance with this Section 3.08 has the effect of a unanimous vote taken at a meeting at which all directors were present and may be described as such in any document.
SECTION 3.09. Removal and Resignation of Directors.
3.09.1. Removal. The shareholders may remove one or more directors only at a meeting called for that purpose if notice has been given to the shareholders that a purpose of the meeting is such removal. The removal may be with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.
3.09.2. Resignation. A director may resign at any time by delivering written notice to the Board of Directors or to the Corporation. A resignation is effective when such notice is delivered to the Corporation unless the notice specifies a later effective date.
SECTION 3.10. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more classes of preferred stock, any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of all of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until such director’s successor shall be duly elected and shall qualify. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director will not take office until the vacancy occurs.
SECTION 3.11. Expenses and Compensation. Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors, by resolution and irrespective of any personal interest of any of its members, may provide that each director be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may fix the compensation of directors. No such payment or compensation shall preclude any director from serving the Corporation in any capacity other than as a director and receiving compensation therefor.
SECTION 3.12. Committees.
3.12.1. Authority to Create Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all directors then in office may create one or more committees, appoint members of the Board of Directors to serve on them, and designate other members of the Board of Directors to serve as alternates. Each committee must have one or more members who serve at the pleasure of the Board of Directors.

Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors.
3.12.2. Action to Create Committee and Appoint its Members. The creation of a committee and appointment of members to it must be approved by the Corporate Governance Committee and the greater of (a) a majority of all the directors in office when the action is taken or (b) the number of directors required by the Articles of Incorporation to take such action, (or, if none is specified in the Corporation’s Articles of Incorporation, the number required by Section 3.06 to take action).
3.12.3. Committees. In addition to any committees created by the Board of Directors after the date of the adoption of these Bylaws, the Board of Directors shall have the committees provided below in paragraphs (a), (b) and (c) of this Section 3.12.3 and from time to time shall appoint to such committees, in accordance with Section 3.12.2, the directors described below in such paragraphs of this Section 3.12.3.
(a) A Corporate Governance Committee which shall have at least four (4), and up to eight (8), members is hereby created. Subject to Section 3.12.5, the Corporate Governance Committee shall (i) select the individuals to be proposed for nomination as At Large Directors, (ii) nominate individuals for election as directors in accordance with Section 2.12, (iii) establish and nominate directors for appointment to committees of the Board of Directors in accordance with Section 3.12.2, (iv) review the performance and qualifications of directors, (v) review and recommend policies of the Board of Directors, (vi) establish and review compensation of the Board of Directors, and (vii) have the authority to perform such other duties as are delegated to such committee under these Bylaws, the charter of such committee adopted by the Board of Directors and by resolution of the Board of Directors. In addition, the At Large Directors who are members of the Corporate Governance Committee shall serve as trustees of the 1995 Voting Trust in accordance with the terms of such trust. The chairman of the Corporate Governance Committee shall be an At Large Director. The members of the Corporate Governance Committee (including such chairman) shall be the following directors who from time to time are appointed to such committee in accordance with these Bylaws, and who, in the case of directors other than the trustees of the 1995 Voting Trust as of the effective date of these Bylaws and other than any Family Director, agree in a writing in form and substance satisfactory to a majority of the then incumbent Trustees of the 1995 Voting Trust to serve as a trustee of the 1995 Voting Trust in accordance with the terms and conditions thereof:
(A) each Family Director; and
(B) up to six (6) At Large Directors.
(b)    A Compensation Committee which shall have at least three (3) members is hereby created. Subject to Section 3.12.5, the Compensation Committee shall (i) establish and review compensation of the officers,

(ii) approve and oversee benefit plans for employees of the Corporation, and (iii) have the authority to perform such other duties as are delegated to such committee under these Bylaws, the charter of such committee adopted by the Board of Directors and by resolution of the Board of Directors. The chairman of such committee shall be an At Large Director. The members of the Compensation Committee (including such chairman) shall be such of the following directors who from time to time are appointed to such committee in accordance with these Bylaws:
(A) at least three (3) At Large Directors; and
(B) such number of additional directors, if any, determined by the Board, each of whom may be a Family Director or an At Large Director.
(c)    An Audit Committee which shall have at least three (3) members is hereby created. Subject to Section 3.12.5, the Audit Committee shall (i) establish the scope of the annual audit of the Corporation, (ii) review the report and comments of its independent auditors and (iii) have the authority to perform such other duties as are delegated to such committee under these Bylaws, the charter of such committee adopted by the Board of Directors and by resolution of the Board of Directors. The chairman of such committee shall be an At Large Director. The members of the Audit Committee (including such chairman) shall be such of the following directors who from time to time are appointed to such committee in accordance with these Bylaws:
(A) at least three (3) At Large Directors; and
(B) such number of additional directors, if any, determined by the Board, each of whom may be a Family Director or an At Large Director.
3.12.4. Required Procedures. The procedures and rules described in Sections 3.03 through 3.08 and 3.11 shall apply to committees and their members.
3.12.5. Authority. Each committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee’s assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:
(a)    approve or recommend to shareholders for approval any action or matter expressly required by the WBCL to be submitted to shareholders for approval; or
(b)    adopt, amend, or repeal any Bylaw of the Corporation.
Except as required or limited by the Articles of Incorporation, the Bylaws, the WBCL, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.12.6. Definitions Applicable to Committee Provisions. For purposes of this Section 3.12, the following terms shall have the following meanings:
(a)    “Family Director” shall mean a director who is described in paragraph (a) of Section 4.3 of the 1995 Voting Trust;
(b)     “Management Director” shall mean a director who is described in paragraph (b) of Section 4.3 of the 1995 Voting Trust; and
(c)     “At Large Director” shall mean a director who is described in paragraph (c) of Section 4.3 of the 1995 Voting Trust, other than Eligible Family Members (as defined in Section 10.3 of the 1995 Voting Trust).
SECTION 3.13. Policies Applicable to Board of Directors. The Board of Directors by resolution may adopt one or more policies applicable to the Board of Directors that are consistent with the Corporation’s Articles of Incorporation and these Bylaws. The Board of Directors may amend or repeal any such policy at any time.
SECTION 3.14. Chairman of the Board. The Chairman of the Board (if the Board of Directors has elected one) shall preside at all meetings of the shareholders or the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him or her by the Board of Directors. In the event of a vacancy in the office of Chairman because of death, resignation, removal disqualification or otherwise in which the Board of Directors does not appoint a successor Chairman, the Chief Executive Officer shall be the Chairman and assume the duties, responsibilities and authority of the office of Chairman until a successor is appointed by the Board of Directors.
ARTICLE IV. OFFICERS
SECTION 4.01. Number of Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint such other officers and assistant officers as it deems necessary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.
SECTION 4.02. Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors, or if no term is specified, they shall hold office until the first meeting of the Board of Directors after the next annual meeting of the shareholders. If the appointment of such officers shall not be made at the annual meeting of the Board of Directors, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly appointed and qualified, or until the earlier removal of such officer in accordance with Section 4.03, or the earlier resignation of such officer.

SECTION 4.03. Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Neither the appointment of an officer or agent nor the designation of a specified term of office or agency shall create contract rights, and the Board of Directors may remove the officer at any time prior to the termination of such term.
SECTION 4.04. Vacancies. Subject to the last sentence of this Section 4.04, a vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any assistant office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors, the Chief Executive Officer or the President.
SECTION 4.05. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the WBCL, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at annual and special meetings of shareholders. The Chief Executive Officer (and such other officer(s) as are authorized by resolution of the Board of Directors) is authorized to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by resolution of the Board of Directors, except where the signing thereof is exclusively delegated to another officer or employee of the Corporation by the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed from time to time by the Board of Directors.
SECTION 4.06. President. The President shall have all authority and perform all duties incident to the office of president or as may be prescribed from time to time by the Board of Directors. In the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.07. Vice-Presidents. Each Vice-President, including any Executive Vice-President, shall perform such other duties as from time to time may be prescribed for, and shall have such other powers and authority as from time to time may be granted or delegated to, such officer by the Chief Executive Officer, President or the Board of Directors. In the absence of the Chief Executive Officer and the President or in the event of their deaths, inability or refusal to act, the Executive Vice-President (or in the event that there is more than one Executive Vice-President, the Executive Vice-Presidents in the order designated by the Board of Directors at the time of their appointment, or in the absence of any designation, then in the order of their appointment), and in the absence of the Executive Vice-Presidents or their deaths, inability or refusal to act, the other Vice-President, if one has been appointed (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all of the power and authority of the President, and be subject to all limitations on such power and authority and all other restrictions upon the President.
SECTION 4.08. Secretary. The Secretary shall: (a) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law, (c) be custodian of the Corporation’s records and of the seal of the Corporation, (d) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder and (f) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.
SECTION 4.09. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall require.
SECTION 4.10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.11. Salaries and Other Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors, a committee authorized by the Board of Directors to fix the same or by such officer or officers authorized by the Board of Directors or any such committee to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of such committee.
ARTICLE V. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS
SECTION 5.01. Definitions Applicable to Indemnification and Insurance Provisions. For purposes of this Article V, the following terms shall have the meanings assigned to them in this Section 5.01.
5.01.1. Director or Officer. “Director or Officer” shall mean any of the following:
(a)     a natural person who is or was a director or officer of the Corporation.
(b)     a natural person who, while a director or officer of the Corporation, is or was serving as a trustee of the 1995 Voting Trust or is or was serving, at the Corporation’s request, as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.
(c)     a natural person who, while a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
(d)     unless the context requires otherwise, the estate or personal representative of a director or officer.
5.01.2. Expenses. “Expenses” shall include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding (as defined in Section 5.01.5).
5.01.3. Liability. “Liability” shall include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
5.01.4. Party. “Party” shall mean a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding (as defined in Section 5.01.5).

5.01.5. Proceeding. “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or to have violated Section 180.0833 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.
SECTION 5.02. Mandatory Indemnification of Directors and Officers.
5.02.1. Successful Defense. The Corporation shall indemnify a Director or Officer to the extent that he or she has been successful on the merits or otherwise in the defense of a Proceeding for all reasonable Expenses incurred in connection with the Proceeding if such person was a party because he or she is a Director or Officer. Indemnification required under this Section 5.02.1 shall be made no later than on the tenth (10th) day after the day on which the Corporation receives the written request for indemnification required under Section 5.02.3.
5.02.2. Other Cases. In cases not included under Section 5.02.1, the Corporation shall indemnify a Director or Officer against Liability incurred by such person in connection with a Proceeding to which such person was a party because he or she is a Director or Officer, unless Liability was incurred because the Director or Officer breached or failed to perform a duty that he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:
(a)     a willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest;
(b)     a violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(c)     a transaction from which the Director or Officer derived an improper personal profit; or
(d)     willful misconduct.
The determination of whether indemnification is required under this Section 5.02.2 shall be made under Section 5.03. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required under this Section 5.02.2. Indemnification required under this Section 5.02.2 shall be made no later than on the thirtieth (30th) day after the day on which the Corporation receives the written request for indemnification required under Section 5.02.3.

5.02.3. Request for Indemnification of Claims Required. A Director or Officer who seeks indemnification under this Article V shall make a written request to the Corporation.
5.02.4. Indemnification Not Required. Indemnification under this Article V is not required to the extent that the Director or Officer has previously received indemnification or allowance of expenses from any person including the Corporation, in connection with the same Proceeding.
SECTION 5.03. Determination of Right to Indemnification. Unless otherwise provided by the Corporation’s Articles of Incorporation or by a written agreement between the Director or Officer and the Corporation, the Director or Officer seeking indemnification under Section 5.02.2 shall select one of the following means for determining his or her right to indemnification:
(a)     by a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time Parties to the same or related Proceedings or, if a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors who are not at the time Parties to the same or related Proceedings. Directors who are Parties to the same or related Proceedings may participate in the designation of members of the committee;
(b)     by independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in Section 5.03(a) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are Parties to the same or related Proceedings;
(c)     by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under Section 5.03(b) to select independent counsel, one arbitrator selected by the Director or Officer seeking indemnification, and one arbitrator selected by the two arbitrators previously selected;
(d)     by an affirmative vote of a majority of the outstanding shares. Shares owned by, or voted under the control of, persons who are at the time Parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination; or
(e)     by court order by a court of competent jurisdiction as permitted under the WBCL; provided, however, that with respect to any additional right to indemnification permissible under the WBCL and granted by the Corporation, the determination of whether such additional right of indemnification is required shall be made by any method permissible under the WBCL, as such methods may be limited by the grant of such additional right to indemnification.

SECTION 5.04. Allowance of Expenses as Incurred. Upon written request by a Director or Officer who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director or Officer provides the Corporation with all of the following:
(a)     a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and
(b)     a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined that indemnification under Section 5.02 is not required and indemnification is not ordered by a court under Section 5.06.
The undertaking under paragraph (b) of this Section 5.04 shall be an unlimited general obligation of the Director or Officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking shall be unsecured.
SECTION 5.05. Additional Rights to Indemnification and Allowance of Expenses.
5.05.1. Provision of Additional Rights. Except as provided in this Section 5.05, the provisions of Section 5.02 and Section 5.04 do not preclude any additional right to indemnification or allowance of expenses that a Director or Officer may have under any of the following:
(a)     a written agreement between the Director or Officer and the Corporation; or
(b)     a resolution of the Board of Directors.
5.05.2. Limitations on Additional Rights. Regardless of the existence of an additional right to indemnification or allowance of Expenses, the Corporation shall not indemnify a Director or Officer or permit a Director or Officer to retain any allowance of Expenses unless it is determined by or on behalf of the Corporation that the Director or Officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 5.02.2. A Director or Officer who is a Party to the same or related Proceeding for which indemnification or an allowance of Expenses is sought may not participate in a determination under this Section 5.05.2.
5.05.3. Certain Additional Rights Unaffected. None of the provisions contained in this Article V shall affect the Corporation’s power to pay or reimburse expenses incurred by a Director or Officer in any of the following circumstances:
(a)     as a witness in a proceeding to which he or she is not a party; or
(b)     as a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the Corporation.

SECTION 5.06. Court Ordered Indemnification. Except as otherwise provided by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under paragraph (e) of Section 5.03, or for review by the court of an adverse determination under paragraph (a), (b), (c), or (d) of Section 5.03.
SECTION 5.07. Contract. The assumption by a person of a term of office as a Director or Officer of the Corporation, as a trustee of the 1995 Voting Trust or, at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and the continuance in office or service of those persons who are any such directors or officer as of the adoption of this Article V, shall constitute a contract between such person and the Corporation entitling him or her during such term of office or service to all of the rights and privileges of indemnification afforded by this Article V as in effect as of the date of his or her assumption or continuance in such term of office or service, but such contract shall not prevent, and shall be subject to modification by, amendment of this Article V at any time prior to receipt by the Corporation of actual notice of a claim giving rise to any such person’s entitlement to indemnification hereunder.
SECTION 5.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Article V.
SECTION 5.09. Severability. If this Article V or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Director or Officer as to Expenses and Liabilities paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article V that is not invalidated or by applicable law.
ARTICLE VI. CERTIFICATES FOR SHARES AND REGISTRATION OF THEIR TRANSFER
SECTION 6.01. Certificates for Shares.
6.01.1. General. Shares of the Corporation may be issued in certificated or uncertificated form. Such shares shall be in the form determined by, or under the authority of a resolution of, the Board of Directors, which shall be consistent with the requirements of the WBCL.
6.01.2. Certificated Shares. At a minimum, each certificate representing shares of the Corporation shall state on its face the name of the Corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents, and shall be signed (either manually, by facsimile or electronically) by the Chief Executive Officer, President or Vice-President and by the Secretary of the

Corporation or such other two officers of the Corporation designated by a resolution of the Board of Directors. The validity of a share certificate is not affected if a person who signed the certificate no longer holds office when the certificate is issued. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
6.01.3. Uncertificated Shares. Shares of some or all of any or all classes or series of the Corporation’s capital stock may also be issued in uncertificated form. Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the WBCL, including: (1) the name of the Corporation; (2) the name of the person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this clause (4) without charge upon the written request of the shareholder.
SECTION 6.02. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of such shares, or his or her legal representative, who shall furnish proper evidence of authority to transfer or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books and records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the WBCL.
SECTION 6.03. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of shares of the Corporation represented in certificated or uncertificated form, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.
ARTICLE VII. SHAREHOLDER APPROVAL OF MAJOR TRANSACTIONS; DEFINTIONS
SECTION 7.01. Shareholder Approval of Major Transactions. The Corporation shall not enter into, grant any right to require the Corporation to enter into, or become obligated to enter into, any proposed Major Transaction (as defined in Section 7.02.1), unless the consummation of the proposed Major Transaction is conditioned upon approval of such Major Transaction by sixty percent (60%) of the voting power of the capital stock of the Corporation entitled to be voted generally in the election of the Board of Directors of the Corporation and is so approved (with all classes of such shares voting together as a single voting group). Except as is provided otherwise in this Section 7.01, the procedures and rules set forth in Sections 2.03 through 2.11 shall apply for purposes of the shareholder approval of Major Transactions required by this Section 7.01.
SECTION 7.02. Certain Definitions.
7.02.1. Major Transaction. For purpose of Section 7.01, any one of the following transactions is a “Major Transaction”:
(a)     any transaction to which the Corporation is a party (including, without limitation, any merger, share exchange, business combination, recapitalization, or public offering) which results in, or pursuant to which the Corporation grants one or more rights to acquire stock and/or becomes obligated to issue stock such that the issuance of all of the stock subject to all such rights and all such obligations would result in more than forty percent (40%) of the voting power of the capital stock of the Corporation entitled to vote generally in the election of the Board of Directors of the Corporation being held collectively, whether directly or indirectly, by persons who are not members of the Donald J. Schneider Family (as defined in the 1995 Voting Trust);
(b)     the sale of all or substantially all of the assets of the Corporation;
(c)     the dissolution (other than solely an administrative dissolution) or liquidation of the Corporation;
(d)     changing the location of the Corporation’s headquarters from Green Bay, Wisconsin to a different location;
(e)     the removal of the name “Schneider” from the Corporation’s legal and/or business name; or
(f)     changing the Corporation’s official color from orange.
7.02.2. 1995 Voting Trust. For purposes of these Bylaws, “1995 Voting Trust” shall mean that certain Amended and Restated 1995 Schneider National, Inc. Voting Trust Agreement and Voting Agreement made and entered into as of October 5, 2016 as from time to time may be amended.
ARTICLE VIII. DISTRIBUTIONS AND SHARE ACQUISITIONS
SECTION 8.01. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by the WBCL or any successor provisions thereto and any other applicable law and the Corporation’s Articles of Incorporation.

SECTION 8.02. Acquisition of Shares. The Corporation may acquire its own shares and all shares so acquired shall constitute treasury shares, which shall be considered issued but not outstanding shares, unless (a) the Corporation’s Articles of Incorporation prohibit treasury shares or prohibit the reissuance of acquired shares or (b) the Board of Directors, by resolution, cancels the acquired shares, in which event the shares are restored to the status of authorized but unissued shares. If the Corporation’s Articles of Incorporation prohibit treasury shares but do not prohibit the reissuance of acquired shares, all of the Corporation’s shares acquired by it shall be restored to the status of authorized but unissued shares. If the Corporation’s Articles of Incorporation prohibit the reissuance of acquired shares, the number of authorized shares of the Corporation is reduced by the number of shares acquired by the Corporation, effective upon amendment of the Corporation’s Articles of Incorporation, including pursuant to articles of amendment adopted by the Board of Directors without shareholder action pursuant to Section 180.0631(3)(b) of the WBCL or any appropriate successor provision thereto, which contain the information required thereby or by any such successor provision.
ARTICLE IX. AMENDMENTS
SECTION 9.01. By the Board of Directors. The Corporation’s Board of Directors may amend or repeal the Corporation’s Bylaws unless:
(a)     the Corporation’s Articles of Incorporation, these Bylaws, or the WBCL reserve this power exclusively to the shareholders in whole or part; or
(b)     the shareholders in adopting, amending, or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.
SECTION 9.02. By the Shareholders. The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws also may be amended or repealed by the Board of Directors.
SECTION 9.03. Implied Amendments. Any action taken or authorized by the shareholders by the affirmative vote of the holders of a majority of the shares of each voting group entitled to vote thereon or by the Board of Directors by the affirmative vote of a majority of the directors, shall be given the same effect as though the Bylaws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.
SECTION 9.04. Power to Amend Certain Bylaws. Notwithstanding anything to the contrary provided in Sections 9.01 through 9.03 or any other provision of these Bylaws, until the first occurrence, if any, of any Major Transaction which is described in clause (a), (b), or (c) of Section 7.02.1, or the termination of the 1995 Voting Trust in accordance with the terms and conditions thereof, whereupon this Section 9.04 automatically shall terminate, the Corporate Governance Bylaws may be amended or repealed or a new Bylaw concerning the subject matter of any of the Corporate Governance Bylaws may be adopted only by the approval thereof of both the Board of Directors by the affirmative vote of seventy-five percent (75%) of the directors constituting the full Board of Directors and the Corporation’s shareholders by the affirmative vote of eighty percent (80%) of the shares of each class entitled to vote thereon (with each class of such shares entitled to vote thereon as a single voting group); provided, however, that all such approvals occur within one hundred eighty (180) days of each other approval. For purposes hereof, the “Corporate Governance Bylaws” shall mean the following Bylaws: (a) Section 2.12; (b) Section 2.13; (c) Section 3.02.2; (d) Section 3.02.3; (e) Section 3.10; (f) Section 3.12.3; (g) Article V; (h) Article VII; and (i) this Article IX.
ARTICLE X. FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
SECTION 10.01. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Wisconsin Business Corporation Law or the Corporation’s Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Brown County, Wisconsin or U.S. District Court for the Eastern District of Wisconsin – Green Bay Division, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.01.